Exhibit 5(d)

[Graydon Head & Ritchey LLP Letterhead]

March 26, 2013

Fifth Third Bancorp

Fifth Third Center

38 Fountain Square Plaza

Cincinnati, Ohio 45263

Fifth Third Capital Trust VIII

Fifth Third Capital Trust IX

Fifth Third Capital Trust X

Fifth Third Capital Trust XI

Fifth Third Capital Trust XII

c/o Fifth Third Bancorp

Fifth Third Center

38 Fountain Square Plaza

Cincinnati, Ohio 45263

Ladies and Gentlemen:

We have acted as counsel to Fifth Third Bancorp, an Ohio corporation (the “Corporation”), and Fifth Third Capital Trust VIII, Fifth Third Capital Trust IX, Fifth Third Capital Trust X, Fifth Third Capital Trust XI and Fifth Third Capital Trust XII, each of which is a Delaware statutory business trust (each, a “Trust” and, collectively, the “Trusts”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed by the Corporation and the Trusts with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”) in connection with the registration of an indeterminate amount of:

(i) preferred securities of each of the Trusts, including trust preferred securities (the “Trust Preferred Securities”) and perpetual preferred trust certificates (the “Perpetual Preferred Trust Certificates” and together with the Trust Preferred Securities, the “Preferred Securities”), representing undivided preferred beneficial interests in the assets of the applicable Trust;

(ii) guarantees by the Corporation, on a subordinated basis, of the payment of distributions and the redemption or liquidation price of the Preferred Securities (the “Guarantees”); and

(iii) junior subordinated debentures (the “Debentures”) issuable by the Corporation to the Trusts pursuant to the Junior Subordinated Indenture dated as of March 20, 1997 between the Corporation and Wilmington Trust Company, as trustee, as such Subordinated Indenture may be amended from time to time (the “Junior Subordinated Indenture”); and

(iv) preferred stock issuable by the Corporation to the Trusts (the “Preferred Stock”), which may be issued in the form of depositary shares (the “Depositary Shares”) evidenced by depositary receipts (the “Depositary Receipts”) relating to the Perpetual Preferred Trust Certificates.

As counsel for the Corporation and the Trusts, we have examined such corporate records, certificates, documents and matters of law as we have deemed necessary or appropriate for the purposes of this opinion. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and, as to statements of the officers of the Corporation and certificates of public officials, we have assumed the same to have been properly given and accurate.

We have also assumed that the execution and delivery of, and the performance of all obligations under, the applicable indenture, guarantee agreement and trust agreement will have been duly authorized by all requisite action by each party thereto (other than the Corporation and the Trusts), and that such documents will be the valid and binding agreements for each party thereto (other than the Corporation and the Trusts) enforceable against each party thereto (other than the Corporation and the Trusts) in accordance with their respective terms.

Based upon such examination and the assumptions set forth herein, we are of the opinion that:

1. With respect to the Debentures and Guarantees relating to Trust Preferred Securities, when (i) the Registration Statement has become effective under the Act, (ii) the guarantee agreement relating to the Guarantee of the Trust Preferred Securities of a Trust (the “Guarantee Agreement for Trust Preferred Securities”) has been duly authorized, executed and delivered by each of the parties thereto substantially in the form filed as an exhibit to the Registration Statement, (iii) the amended and restated trust agreement relating to the issuance of Trust Preferred Securities by such Trust (the “Amended and Restated Declaration of Trust for Trust Preferred Securities”) has been duly authorized, executed and delivered by each of the parties thereto substantially in the form filed as an exhibit to the Registration Statement, (iv) the terms of the corresponding Debentures and of their issuance and sale have been duly established in conformity with the Junior Subordinated Indenture so as not to violate any applicable law or result in a default under, or breach of, any agreement or instrument binding on the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation, (v) the Debentures have been duly executed and authenticated in accordance with the Junior Subordinated Indenture and issued and sold to such Trust as contemplated in the Registration Statement, (vi) the terms of the Trust Preferred Securities and of their issuance and sale by such Trust have been duly established in conformity with the Trust’s Amended and Restated Declaration of Trust for Trust Preferred Securities so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon such Trust and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over such Trust, and (vii) the

Trust Preferred Securities have been duly authorized, executed, authenticated, issued and sold in accordance with the Amended and Restated Declaration of Trust for Trust Preferred Securities and as contemplated in the Registration Statement, then the Debentures and the Guarantee relating to the Trust Preferred Securities of such Trust will constitute valid and legally binding obligations of the Corporation, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

2. With respect to the Preferred Stock (and any Depositary Shares issued in respect thereof) and Guarantees relating to Perpetual Preferred Trust Certificates, when (i) the Registration Statement has become effective under the Act, (ii) the guarantee agreement relating to the Guarantee of the Perpetual Preferred Trust Certificates of a Trust (the “Guarantee Agreement for Perpetual Preferred Trust Certificates”) has been duly authorized, executed and delivered by each of the parties thereto substantially in the form filed as an exhibit to the Registration Statement, (iii) the amended and restated trust agreement relating to the issuance of Perpetual Preferred Trust Certificates by such Trust (the “Amended and Restated Declaration of Trust for Trust Preferred Securities”) has been duly authorized, executed and delivered by each of the parties thereto substantially in the form filed as an exhibit to the Registration Statement, (iv) the terms of the corresponding Preferred Stock (and any Depositary Shares issued in respect thereof) and of its issuance and sale have been duly established so as not to violate any applicable law or result in a default under, or breach of, any agreement or instrument binding on the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation, (v) the Preferred Stock (and any Depositary Shares issued in respect thereof) has been duly executed, authenticated, issued and sold to such Trust as contemplated in the Registration Statement, (vi) the terms of the Perpetual Preferred Trust Certificates and of their issuance and sale by such Trust have been duly established in conformity with the Trust’s Amended and Restated Declaration of Trust for Perpetual Preferred Trust Certificates so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon such Trust and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over such Trust, and (vii) the Perpetual Preferred Trust Certificates have been duly authorized, executed, authenticated, issued and sold in accordance with the Amended and Restated Declaration of Trust for Perpetual Preferred Trust Certificates and as contemplated in the Registration Statement, then the Preferred Stock (and any Depositary Shares issued in respect thereof) and the Guarantee relating to the Perpetual Preferred Trust Certificates of such Trust will constitute valid and legally binding obligations of the Corporation, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

The foregoing opinion is limited to the federal laws of the United States and the laws of the State of Ohio, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. We express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter of the agreements and documents referred to herein, including without limitation the enforceability of the governing law provisions contained in such agreements and documents. We understand that prior to offering for sale any securities pursuant to the Registration Statement you will advise us in writing of the terms of such offering and of such securities, will afford us the opportunity to review the operative documents pursuant to which the securities are to be offered, sold and issued, and we may deliver such supplement or amendment to this opinion as we may consider reasonably necessary or appropriate by reason of the terms of such offering or securities, including without limitation reliance upon other counsel admitted in such jurisdictions as may be relevant to our opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading “Validity of Securities” in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours, GRAYDON HEAD & RITCHEY LLP

/s/ RICHARD G. SCHMALZL
Richard G. Schmalzl, Partner